EXHIBIT 32.1

Statement Pursuant to Section 906 of Sarbanes-Oxley Act of 2002

The undersigned, Sherry Couturier, CFO of American International Industries, Inc., a Nevada corporation, hereby makes the following certification as required by Section 906(a) of the Sarbanes-Oxley Act of 2002, with respect to the following of this report filed pursuant to Section 15(d) of the Securities Exchange Act of 1934: Quarterly Report of Form 10-Q for the period ended March 31, 2009.

The undersigned certifies that the above annual report fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934, and information contained in the above quarterly report fairly presents, in all respects, the financial condition of American International Industries, Inc. and results of its operations.

Date:  May 11, 2009
Sherry Couturier
CFO
/s/ Sherry Couturier